EXHIBIT 10.1

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (the “Agreement”), dated as of the 30th day of September, 2009, by and among KIT digital, Inc., a Delaware Corporation (“KIT”), Mr. Kaleil Isaza Tuzman, a resident of Dubai (“Isaza Tuzman”), those stockholders of The FeedRoom, Inc., a Delaware corporation (the “Company”) who execute a counterpart of this Agreement to KIT on the date hereof (such stockholders are sometimes individually referred to as a “Stockholder” and collectively referred to as the “Stockholders”) and NewSpring Ventures II, L.P. in its capacity as Stockholders’ Representative (“Stockholder Representative”) under Article IX of the Merger Agreement (as defined below).

WITNESSETH:

WHEREAS, contemporaneously with the execution hereof, the Company and KIT have entered into a Merger Agreement (the “Merger Agreement”) pursuant to which the Company will merge with a wholly-owned subsidiary of KIT, and

WHEREAS, pursuant to the Merger Agreement the Stockholders will be issued on or about the date hereof shares of the common stock of KIT (the “KIT Shares”), and

WHEREAS, Isaza Tuzman owns and/or has control of certain shares of common stock of KIT, by and through KIT Media Ltd., as more fully described in “Exhibit A”, and has agreed that such shares shall be subject to this Agreement (the “Isaza Tuzman Shares”), and

WHEREAS, KIT, the Stockholders and Isaza Tuzman believe it to be in their best mutual interests that they enter into this Agreement providing for certain rights and restrictions with respect to the KIT Shares and Isaza Tuzman Shares owned by them or their permitted transferees (collectively, the “Shares”) and to provide for other related rights and duties.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and obligations set forth in this Agreement, the parties hereto agree as follows:

1.           Isaza Tuzman Common Shares.   Isaza Tuzman hereby represents and warrants that as of the date hereof he owns 100% of KIT Capital Ltd., KIT Capital Ltd. owns 17,858 shares of KIT common stock and KIT Media Ltd. owns 2,473,430 shares of KIT common stock. Isaza Tuzman further represents and warrants that he holds a controlling interest in KIT Media Ltd. and he holds the voting and dispositive power of the shares directly held by KIT Media Ltd.

2.           Transfers of Shares and Lock-Up Provision.  During the term of this Agreement, the Stockholders and Isaza Tuzman agree not to Transfer any Shares except as may be specifically permitted by the terms of this Agreement (the “Restrictions”). For purposes of this Agreement the term “Transfer” means any short sale of, loan, grant any option for the purchase of, or otherwise pledge, hypothecate or dispose of any of the Shares. The Restrictions may be terminated, in whole or in part (if in part, on a pro rata basis), at any time or from time to time upon the mutual agreement of Isaza Tuzman and the Stockholder Representative.

3.           Term.  This Agreement shall terminate upon the earliest occurrence of the date or event of (i) eighteen months from the date hereof, or (ii) the mutual written agreement of KIT, Isaza Tuzman and the Stockholder Representative, or (iii) a sale, merger or similar transaction wherein all or substantially all of KIT’s assets or shares of common stock are acquired by an unaffiliated third party.

4.           Management Information Rights.  So long as any KIT Shares remain subject to the Restrictions, KIT will provide a representative designated from time to time by the Stockholder Representative (the “Representative”) the following information and other rights:

(a)           The Representative shall have the right to consult with and advise the Chief Executive Officer and senior management of the KIT (the “Management”) on significant business issues, including Management’s proposed annual operating plans.

(b)           Management will meet with the Representative quarterly at KIT’s New York facility or at other mutually acceptable location(s) and at mutually agreeable times for such consultation and advice and to review progress of KIT.

(c)           The Representative may request information at reasonable times and intervals concerning the general status of the KIT’s financial condition and operation, provided however that access to (i) highly confidential and proprietary information may be withheld, at the sole discretion of KIT and (ii) other information may be withheld if it would result in a waiver of attorney-client privilege or upon advice of legal counsel to KIT.

(d)           The Representative agrees that all information that is provided to or learned by him in connection with the Management Information Rights provisions of this Agreement shall be deemed confidential in all respects and such Representative shall not (i) divulge such information to any third party, or (ii) engage in any transactions directly or indirectly involving the common stock of KIT that would violate any of the laws or regulations administered by the United States Securities and Exchange Commission, including but not limited to the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the Securities Act of 1933, as amended (the “1933 Act”).  The Representative further acknowledges that any information provided hereunder may constitute “insider information” under the 1934 Act.

5.           Stock Certificate Legends.  A copy of this Agreement shall be filed with the Secretary of KIT and kept with the corporate records of KIT.

(a)           Each certificate representing KIT Shares shall bear the following legends:

(i)           THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE STOCKHOLDERS AGREEMENT OF KIT DIGITAL, INC. DATED AS OF SEPTEMBER 30, 2009, (THE “STOCKHOLDERS’ AGREEMENT”), AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

(ii)           THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS AND RESTRICTIONS, AS SPECIFIED IN THE STOCKHOLDERS’ AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF KIT DIGITAL AND WILL BE FURNISHED WITHOUT CHARGE TO THE STOCKHOLDER OF SUCH SHARES UPON WRITTEN REQUEST.

(b)           Each certificate representing Isaza Tuzman Shares shall bear the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS AND RESTRICTIONS, AS SPECIFIED IN THE STOCKHOLDERS AGREEMENT OF KIT DIGITAL, INC. DATED AS OF SEPTEMBER 30, 2009, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF KIT DIGITAL AND WILL BE FURNISHED WITHOUT CHARGE TO THE STOCKHOLDER OF SUCH SHARES UPON WRITTEN REQUEST.

At such time as the restrictions on transfer set forth above no longer apply, the certificate(s) representing such Shares shall be replaced, at the expense of KIT, with certificates not bearing the legends required by this Section 4(a) and (b), but with any other legends required by KIT in its discretion to comply with applicable securities laws.  KIT shall remove all securities legends with respect to one or more certificates representing Shares only at such time as such Shares are sold pursuant to a registration statement effective under the 1933 Act or pursuant to Rule 144 in a transaction where such Shares are no longer “restricted securities” under the 1933 Act.

6.           Amendment and Modification.  This Agreement may be amended, modified or supplemented only by written agreement of Isaza Tuzman, KIT and the holders of at least a majority of the KIT Shares.

7.           No Third Party Beneficiaries.  Except as otherwise provided herein, this Agreement is not intended to confer upon any person, except for the parties hereto and their respective permitted transferees, any rights or remedies hereunder.

8.           Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.           Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to the choice of law principles thereof.

10.         Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

11.           Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by facsimile or other form of electronic transmission, including e-mail, as follows:

(i)	if to the Stockholder Representative, to it at:

c/o NewSpring Capital
555 E. Lancaster Avenue
Suite 520
Radnor, PA  19087
Attn: Marc Lederman
Facsimile No.:  (610) 567-2388
E-mail:      mlederman@newspringcapital.com

(ii)          If to any Stockholder, to the address set forth for such Stockholder on the signature pages hereto with a copy to:

Christopher S. Miller
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312-1183
Telephone  (610) 640-7837
Facsimile: (610) 640-7835
Email:  millerc@pepperlaw.com

(iii)	If to KIT, to it at:

168 5th Ave, Suite # 301
New York, NY 10010-5952
Facsimile No: +1 (212) 937-3999
Email: kaleil@kitd.com

with a copy to:

David M. Pedley
Pedley & Gordinier, PLLC
1484 Starks Bldg.
455 South Fourth Street

Louisville, KY 40202
Facsimile No: 502-214-3121
Email:  dpedley@pedleylaw.com

(iv)	If to Isaza Tuzman, to him at:

c/o KIT digital, Inc.
168 5th Ave, # 301
New York, NY 10010-5952
Facsimile No: +1 (212) 937-3999
Email:     kaleil@kitd.com

with a copy to:

David M. Pedley
Pedley & Gordinier, PLLC
1484 South Fourth Street
Louisville, KY 40202
Facsimile No: 502-214-3121
Email:  dpedley@pedleylaw.com

or to such other person or address as any party shall specify by notice in writing to the other parties.  All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by facsimile or other form of electronic transmission on the next day following the day on which such telecopy was sent, provided that a copy is also sent by certified or registered

12.           Headings; Execution in Counterparts.  The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof.  This Agreement may be executed in any number of counterparts, by facsimile or other form of electronic transmission, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

13.           Survival.  No termination or expiration of this Agreement shall serve as a release of any claim or liability of the Stockholder Representative, any Stockholder or Isaza Tuzman for any breach of this Agreement.

14.           Entire Agreement.  This Agreement, the Merger Agreement and the other agreements entered into pursuant to the Merger Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior agreements and understandings among the parties with respect to such subject matter.

15.           Injunctive Relief.  The Stockholders, Isaza Tuzman and KIT will be irreparably damaged in the event this Agreement is not specifically enforced.  Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement the aggrieved parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement; provided that the Stockholders may only act through the Stockholder Representative.  Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the KIT or any Stockholder may have.  Each Stockholder, the Stockholder Representative, KIT and Isaza Tuzman hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York City, New York State for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof.  Each Stockholder, the Stockholder Representative, KIT and Isaza Tuzman hereby consents to service of process in accordance with Section 10.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, this Stockholders Agreement has been signed by each of the parties hereto as of the date first above written.

KIT

KIT DIGITAL, INC.

By:	/s/ Kaleil Isaza Tuzman
Name: Kaleil Isaza Tuzman
Title: Chairman and Chief Executive Officer

ISAZA TUZMAN

/s/ Kaleil Isaza Tuzman
KALEIL ISAZA TUZMAN, individually

STOCKHOLDER REPRESENTATIVE

NEWSPRING VENTURES II, L.P.
By: Its general partner, NSVII GP, L.P.
By: Its general partner, NSVII GP, LLC, solely in its capacity as the Stockholder Representative

By:	/s/ Marc Lederman
Name: Marc Lederman
Title: COO & GP

STOCKHOLDERS

VELOCITY EQUITY PARTNERS I SBIC, L.P.,
by Velocity Equity Partners I SBIC GP, LLC, its general partner

By:	/s/ David Vogel
Name: David Vogel
Title: Managing Member

NEWSPRING VENTURES II, L.P.
By: Its general partner, NSVII GP, L.P.
By: Its general partner, NSVII GP, LLC

By:	/s/ Marc Lederman
Name: Marc Lederman
Title: COO & GP

Signature to KIT digital, Inc. Stockholders Agreement September 2009

BRAND EQUITY VENTURES I, L.P.,
by Brand Equity Partners I, LLC, Its General Partner

By:	/s/ Marc Singer
Name: Marc Singer
Title: Attorney-in-Fact

BRAND EQUITY VENTURES II, L.P.,
by Brand Equity Partners II, LLC, Its General Partner

By:	/s/ Marc Singer

Name: Marc Singer
Title: Member

EXHIBIT A

ISAZA TUZMAN SHARES

1,312,000 shares of KIT Common Stock issued in the name of KIT Media Ltd.